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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report dated August 9, 1996, relating to the balance sheet of Clear Software, Inc. as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                                        KPMG PEAT MARWICK LLP

Boston, Massachusetts
October 31, 1996